Registration No. 333-_____
                                       As filed with the Securities and Exchange
                                       Commission on December 19, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                            Waypoint Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)

      Pennsylvania                                        25-1872581
(State of Incorporation)                       (IRS Employer Identification No.)
                             235 North Second Street
                         Harrisburg, Pennsylvania 17101
                    (Address of Principal Executive Offices)

                           ---------------------------


          1984 York Financial Corp. Amended Incentive Stock Option Plan
            1992 York Financial Corp. Stock Option and Incentive Plan
     1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors
            1997 York Financial Corp. Stock Option and Incentive Plan
              Harris Savings Bank 1994 Incentive Stock Option Plan
        Harris Savings Bank 1994 Stock Option Plan for Outside Directors
              Harris Savings Bank 1996 Incentive Stock Option Plan
             Harris Financial, Inc. 1999 Incentive Stock Option Plan
       Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors
                            (Full Title of the Plans)

                                   Copies to:
        Charles C. Pearson, Jr.                  Kenneth R. Lehman, Esquire
Co-Chairman and Chief Executive Officer           Edward A. Quint, Esquire
       Waypoint Financial Corp.             Luse Lehman Gorman Pomerenk & Schick
        235 North Second Street                  A Professional Corporation
    Harrisburg, Pennsylvania 17101             5335 Wisconsin Ave., N.W., #400
            (717) 236-4041                         Washington, D.C.  20015
                                                       (202) 274-2000
     (Name, Address and Telephone
      Number of Agent for Service)

                           ---------------------------


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

       Title of                                           Proposed                Proposed
      Securities                  Amount                   Maximum                 Maximum               Amount of
         to be                    to be                Offering Price             Aggregate            Registration
      Registered              Registered (1)              Per Share            Offering Price               Fee
-----------------------  ------------------------  ----------------------- ----------------------- ---------------------
Options to Purchase
Common Stock

Common Stock, par
value $.01 per share     132,172 shares (2)                       $3.40(3)                $449,385                 $ 119

Common Stock, par
value $.01 per share     285,631 shares (4)                        6.34(3)               1,810,901                   478

Common Stock, par
value $.01 per share     197,789 shares (5)                        6.33(3)               1,252,004                   331

Common Stock, par
value $.01 per share     697,793 shares (6)                        7.55(3)               5,268,337                 1,391

Common Stock, par
value $.01 per share     208,779 shares (7)                       10.17(3)               2,123,282                   561

Common Stock, par
value $.01 per share     20,318 shares (8)                         4.36(3)                  88,586                    23

Common Stock, par
value $.01 per share     15,430 shares (9)                         9.02(3)                 139,179                    37

Common Stock, par
value $.01 per share     51,752 shares (10)                       20.11(3)               1,040,733                   275

Common Stock, par
value $.01 per share     486,126 shares (11)                      12.76(3)               6,209,968                 1,639

Common Stock, par
value $.01 per share     58,653 shares (12)                       13.83(3)                 811,171                   214

Common Stock, par
value $.01 per share     1,323,255 shares (13)                     9.99(3)              13,192,852                 3,483
                         ----------------                          ----                 ----------                 -----


        Total:           3,477,698 shares                                              $32,386,398               $ 8,551
                         ================                                              ===========               =======

--------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1984 York Financial Corp. Amended Incentive Stock Option Plan (the "York 1984 Incentive Plan"), the 1992 York Financial Corp. Stock Option and Incentive Plan (the "York 1992 Incentive Plan"), the 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors (the "York 1992 Directors Plan"), the 1995 York Financial Corp. Non-Qualified Stock Option Plan for Directors (the "York 1995 Directors Plan"), the 1997 York Financial Corp. Stock Option and Incentive Plan (the "York

     1997 Incentive Plan"), the Harris Savings Bank 1994 Incentive Stock Option Plan (the "Harris 1994 Incentive Plan"), the Harris Savings Bank 1994 Stock Option Plan for Outside Directors (the "Harris 1994 Directors Plan"), the Harris Savings Bank 1996 Incentive Stock Option Plan (the "Harris 1996 Incentive Plan"), the Harris Financial, Inc. 1999 Incentive Stock Option Plan (the "Harris 1999 Incentive Plan") and the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors (the "Harris 1999 Directors Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Waypoint Financial Corp. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1984 Incentive Plan.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R.ss.230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1992 Incentive Plan.
(5) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1992 Directors Plan.
(6) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1995 Directors Plan.
(7) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the York 1997 Incentive Plan.
(8) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1994 Incentive Plan.
(9) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1994 Directors Plan.
(10) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1996 Incentive Plan.
(11) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1999 Incentive Plan.
(12) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Harris 1999 Directors Plan.
(13) Represents 37,959 shares currently reserved for issuance pursuant to the York 1992 Incentive Plan, 77,607 shares currently reserved for issuance pursuant to the York 1995 Directors Plan, 645,659 shares currently reserved for issuance pursuant to the York 1997 Incentive Plan, 17,251 shares currently reserved for issuance pursuant to the Harris 1994 Directors Plan, 486,126 shares currently reserved for issuance pursuant to the Harris 1999 Incentive Plan and 58,653 shares currently reserved for issuance pursuant to the Harris 1999 Directors Plan.

                      ------------------------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the the York 1984 Incentive Plan, the York 1992 Incentive Plan, the York 1992 Directors Plan, the York 1995 Directors Plan, the York 1997 Incentive Plan, the Harris 1994 Incentive Plan, the Harris 1994 Directors Plan, the Harris 1996 Incentive Plan, the Harris 1999 Incentive Plan and the Harris 1999 Directors Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission (the "SEC") on March 28, 2000, as amended on April 7, 2000.

     (b) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above.

     (c) The description of the Common Stock contained in the Registration Statement on Form S-1 (Commission File No. 333-40046), originally filed by the Company with the SEC under the Securities Act of 1933 on June 23, 2000, as amended on August 14, 2000 and September 21, 2000.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Article VI of the Registrant's Bylaws provide for the following indemnification for Directors and Officers.

                  6.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

                  6.2 Derivative and Corporate  Actions.  The Corporation  shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

                  6.3 Mandatory Indemnification. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section
         6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  6.4 Procedure for Effecting Indemnification. Unless ordered by a court, any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

               (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

               (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

               (3) by the stockholders.

                  6.5 Advancing Expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this
         Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

               6.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article VI.

                  6.7 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this
         Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby

     10.1 1984 York Financial Corp. Amended Incentive Stock Option Plan.

     10.2 1992 York Financial Corp. Stock Option and Incentive Plan.

     10.3 1992  York  Financial  Corp.   Non-Incentive  Stock  Option  Plan  for
          Directors.

     10.4 1995  York  Financial  Corp.   Non-Qualified  Stock  Option  Plan  for
          Directors.
     10.5 1997 York Financial Corp. Stock Option and Incentive Plan (Incorporated by reference to the 1997 Annual Meeting Proxy Statement of York Financial Corp. with the Commission on September 25, 1997 and to Registration Statement on Form S-8 of York Financial Corp. filed with the Commission on November 24, 1997 (File No. 333-40887)).
     10.6 Harris Savings Bank 1994 Stock Option Plan for Outside Directors (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).
     10.7 Harris Savings Bank 1994 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.2 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).
     10.8 Harris Savings Bank 1996 Incentive Stock Option Plan (Incorporated by Reference to Exhibit 4.3 to the Registration Statement on Form S-8 of Harris Financial, Inc. filed with the Commission on September 22, 1997 (File No. 333-36087)).
     10.9 Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors (Incorporated by reference to the Proxy Statement of Harris Financial, Inc. filed with the SEC on March 18, 1998)
    10.10 Harris Financial, Inc. 1999 Incentive Stock Option Plan (Incorporated by reference to the Proxy Statement of Harris Financial, Inc. filed with the SEC on March 18, 1998)

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5)
     23.2 Consent of Arthur Andersen LLP


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the York 1984 Incentive Plan, the York 1992 Incentive Plan, the York 1992 Directors Plan, the York 1995 Directors Plan, the York 1997 Incentive Plan, the Harris 1994 Incentive Plan, the Harris 1994 Directors Plan, the Harris 1996 Incentive Plan, the Harris 1999 Incentive Plan and the Harris 1999 Directors Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                      Description
-------------                       -----------

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby

     10.1   1984 York Financial Corp. Amended Incentive Stock Option Plan.

     10.2   1992 York Financial Corp. Stock Option and Incentive Plan.

     10.3   1992  York  Financial  Corp.  Non-Incentive  Stock  Option  Plan for
            Directors.

     10.4   1995  York  Financial  Corp.  Non-Qualified  Stock  Option Plan  for
            Directors.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5)

     23.2   Consent of Arthur Andersen LLP

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 14th day of December, 2000.

                            WAYPOINT FINANCIAL CORP.


                            By:  /s/ Charles C. Pearson, Jr.
                                 -----------------------------------------------
                                 Charles C. Pearson, Jr.
                                 Co-Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned Directors of the Registrant severally constitute and appoint Charles C. Pearson, Jr. with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said he may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with any registration statement or post-effective amendment to the registration statement on Form S-8 including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below any registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Charles C. Pearson, Jr. shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



By:      /s/ Charles C. Pearson, Jr.
         -----------------------------------------------------
         Charles C. Pearson, Jr., Co-Chairman and
         Chief Executive Officer
         (Principal Executive Officer)

Date:    December 14, 2000



By:      /s/ James H. Moss
         --------------------------------------------
         James H. Moss, Executive Vice
         President and Chief Financial Officer
         (Principal Financial and Accounting Officer)

Date:    December 14, 2000



By:      /s/ Robert W. Pullo
         --------------------------------------------
         Robert W. Pullo, Co-Chairman

Date:    December 14, 2000

By.      /s/ David E. Zuem
         --------------------------------------------
         David E. Zuern, President,
         Chief Operating Officer and Director

Date:    December 14, 2000



By:      /s/ Ernest P. Davis
         --------------------------------------------
         Ernest P. Davis, Director

Date:    December 14, 2000



By:      /s/ Cynthia A. Dotzel
         --------------------------------------------
         Cynthia A. Dotzel, Director

Date:    December 14, 2000



By:      /s/ Jimmie C. George
         --------------------------------------------
         Jimmie C. George, Director

Date:    December 14, 2000



By:      /s/ Randall A. Gross
         --------------------------------------------
         Randall A. Gross, Director

Date:    December 14, 2000



By:      /s/ Robert A. Houck
         --------------------------------------------
         Robert A. Houck,  Director

Date:    December 14, 2000



By:      /s/ Bruce S. Isaacman
         --------------------------------------------
         Bruce S. Isaacman, Director

Date:    December 14, 2000



By       /s/ William E. McClure, Jr.
         --------------------------------------------
         William E. McClure, Jr., Director

Date:    December 14, 2000

By:      /s/ Robert E. Poole
         --------------------------------------------
         Robert E. Poole, Director

Date:    December 14, 2000



By:      /s/ Byron M. Ream
         --------------------------------------------
         Byron M. Ream, Director

Date:    December 14, 2000



By:      /s/ Robert L. Simpson
         --------------------------------------------
         Robert L. Simpson, Director

Date:    December 14, 2000



By:      /s/ William A. Siverling
         --------------------------------------------
         William A. Siverling, Director

Date:    December 14, 2000



By:      /s/ Frank R. Sourbeer
         --------------------------------------------
         Frank R. Sourbeer, Director

Date:    December 14, 2000



By:      /s/ Donald B. Springer
         --------------------------------------------
         Donald B. Springer, Director

Date:    December 14, 2000



By:      /s/ Carolyn E. Steinhauser
         -----------------------------------------------------
         Carolyn E. Steinhauser, Director

Date:    December 14, 2000



By:      /s/ Thomas W. Wolf
         --------------------------------------------
         Thomas W. Wolf, Director

Date:    December 14, 2000

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

[LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK]



December 15, 2000                                                 (202) 274-2000

Board of Directors
Waypoint Financial Corp.
235 North Second Street
Harrisburg, Pennsylvania  17101

                  Re:      Waypoint Financial Corp.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Waypoint Financial Corp. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the 1984 York Financial Corp. Amended Incentive Stock Option Plan, the1992 York Financial Corp. Stock Option and Incentive Plan, the 1992 York Financial Corp. Non-Incentive Stock Option Plan for Directors, the 1995 York Financial Corp.
Non-Qualified Stock Option Plan for Directors, the 1997 York Financial Corp. Stock Option and Incentive Plan, the Harris Savings Bank 1994 Incentive Stock Option Plan, the Harris Savings Bank 1994 Stock Option Plan for Outside Directors, the Harris Savings Bank 1996 Incentive Stock Option Plan, the Harris Financial, Inc. 1999 Incentive Stock Option Plan and the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors (the "Plans"). We have reviewed the Company's Articles of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                            Very truly yours,


                            /s/ Luse Lehman Gorman Pomerenk & Schick
                            ---------------------------------------------------
                            LUSE LEHMAN GORMAN POMERENK &
                            SCHICK
                            A Professional Corporation

                                  EXHIBIT 10.1

                    YORK FEDERAL SAVINGS AND LOAN ASSOCIATION

                        1984 INCENTIVE STOCK OPTION PLAN

1. Purpose of the Plan. The Plan shall be known as the York Federal Savings and Loan Association 1984 Incentive Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel as officers and key employees and to provide additional incentive to employees of York Federal Savings and Loan Association (the "Association") or any present or future parent or subsidiary of the Association to promote the success of the business. The Plan is intended to provide for the grant of "Incentive Stock Options", within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"). Each and every one of the provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of
Section 422A of the Code.

2.       Definitions. As used herein, the following definitions shall apply.

     (a) "Association" shall mean York Federal Savings and Loan Association.

     (b) "Award" means the grant by the Committee of an Incentive Stock Option, or a Stock Appreciation Right, or any combination thereof, as provided in the Plan.

     (c) "Board" shall mean the Board of Directors of the Association.

     (d) "Common Stock" shall mean common stock, par value $1.00 per share, of the Association.

     (e) "Code" shall mean the Internal Revenue Code of 1954, as amended.

     (f) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

     (g) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Association or any present or future Parent or subsidiary of the Association. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Association or in the case of transfers between payroll locations of the Association or between the Association, its Parent, its Subsidiaries or a successor.

     (h) "Disability" shall mean unable to engage in any substantial gainful activity by reason of physical or mental impairment which can be expected to result in death or which his lasted or can be expected to last for a continuous period of not less than 12 months.

     (i) "Effective Date" shall mean the date specified in Section 14 hereof.

     (j) "Employee" shall mean any person employed on a full-time basis by the Association or any present or future Parent or Subsidiary of the Association.

     (k) "Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to Section 4 hereof which is subject to the limitations and restrictions of Section 7 hereof and is intended to qualify under Section 422A of the Code.

     (1) "Option" shall mean an incentive or Non-Incentive Stock Option granted pursuant to this Plan.

     (m) "Optioned Stock" shall mean stock subject to an Option granted pursuant to the Plan.

     (n) "Optionee" shall mean any person who receives an Option.

     (o) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 425(e) and (g) of the Code.

     (p) "Participant" means any officer or key employee of the Association or any Parent or Subsidiary of the Association or any other person providing a service to the Association who is selected by the Committee or the Board, acting pursuant to Section 5, to receive an Award.

     (q) "Plan" shall mean the York Federal Savings and Loan Association 1984 Incentive Stock Option Plan.

     (r) "Related" means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.

     (s) "Stock Appreciation Right" means a stock appreciation right with respect to Shares granted by the Committee pursuant to Section 11 hereof.

     (t) "Share" shall mean one share of the Common Stock.

     (u) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 425(f) and (g) of the Code.

3. Shares Subject to the Plan. Except as otherwise required by the provisions of
Section 12 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to this Plan or the York Federal Savings and Loan Association 1984 Non-Incentive Stock Option Plan shall not exceed 84,800 shares. Such Shares may either be authorized but unissued or treasury shares.

     Shares which are subject to Stock Appreciation Rights and related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Stock Appreciation Right which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

4.   Administration of the Plan.

     (a) (i)  Composition of the  Committee.  Except as indicated in paragraph 4
(a) (ii) below, the Plan shall be administered by the Committee, consisting of at least three directors of the Association appointed by the Board. Officers, key employees and other persons who are designated by the Committee shall be eligible to receive Awards under the Plan, and all persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

     (ii) For the sole purpose of granting options to otherwise ineligible members of the Committee, the Board may designate members of the Committee to receive Awards under the Plan, with members of the Committee abstaining from voting on such designations. A majority of the entire Board, excluding members of the Committee, shall constitute a quorum and the action of a majority of the members of the

Board present at any meeting at which a quorum is present, excluding members of the Committee, shall be deemed the action of the Board. In this capacity, the Board shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Committee shall not interpret the Plan or prescribe, amend or rescind rules and regulations relating to the Plan, or exercise such other power and authority as may be delegated to it by the Board from time to time which would cause the Board, acting in its capacity to grant options to members of the Committee, to cease to qualify as disinterested persons for purposes of this paragraph.

     (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

     The President of the Association and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Awards on behalf of the Association and to cause them to be delivered to the Participants.

     (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     5. Eligibility. Awards may be granted to officers, key employees and other persons. The Committee or the Board, as the case maybe, shall from time to time determine the officers, key employees and other persons who shall be granted
Options or Awards under the Plan, the number to be granted to each such officers, directors, key employees and other persons under the Plan. In selecting Participants and in determining the number of shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and potential contribution to the Company, and such other factors as the Committee may, in its sole discretion, deem relevant. Officers and key employees or other persons who have been granted an Award may, if otherwise eligible, be granted additional Options or Awards.

     The aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Employee may be granted Options in any calendar year (under all Incentive Stock Option plans, as defined in Section 422A of the Code, of the Association or any present or future Parent or Subsidiary of the Association) shall not exceed $100,000, plus any unused limit carryover to such year, as defined in Section 422A(c) of the Code. Notwithstanding the prior provisions of this Section 5, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be, clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422A of the Code.

6. Term of Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 17. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

7. Terms and Conditions of Incentive Stock Options. Incentive Stock Options maybe granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

(a) Option Price.

     (i) The price per share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted. For such purposes, if the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option then the price per share of the Optioned Stock shall be not less than the mean between the bid and asked price on the date the Incentive Stock Option is granted or, if there be no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of the granting an Incentive Stock Option, then the price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted or, if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date.

     (ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

(b) Payment.

     Full payment for each share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Association shall accept full .or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Association, and no Optionee shall have any of the rights of a shareholder of the Association until shares of Common Stock are issued to him.

(c) Term of Incentive Stock Option.

The term of each Incentive Stock Option granted pursuant to the Plan shall be not more ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than 10% of the Common Stock outstanding at, the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five
(5) yes.

(d) Exercise Generally.

     Except as otherwise provided in Section 8 hereof, no Incentive Stock Option may be exercised unless the optionee shall have been in the employ of the Association at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee, may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option under Section 422A of the Code.

(e) Serial Exercise.

     No Incentive Stock Option granted pursuant to the Plan shall be exercised by any Optionee while there is outstanding (as such term is defined in Section 422A of the Code) any incentive stock option which was granted prior to the date of grant of such Incentive Stock Option. to such Optionee, whether pursuant to the Plan or any other plan of the Association. In the event that any additional Incentive Stock Option is granted at a later date pursuant to the Plan to any Optionee, the instrument evidencing any such additional Incentive Stock Option shall include the following provisions:

         "This incentive stock option is not exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended) any Incentive Stock Option which was granted prior to the date of the grant hereof to the holder of this stock option to purchase shares of common stock of York Federal Savings and Loan Association or any of its subsidiaries."

(f) Transferability.

     Any Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

8. Effect of Termination of Employment, Disability or Death on Incentive Stock Options.

(a) Termination of Employment.

     In the event that any Optionee's employment by the Company shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 105 (d) (4) of the Code) or death, all of any such Optionee's Incentive Stock Options, and all of any such Optionee's rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall automatically terminate on the date of such termination of employment. However, no termination of an Optionee's Incentive Stock Options shall occur if, and to the extent that, the Committee authorizes the Optionee to exercise any such Incentive Stock Options at any time prior to the expiration of not more than three (3) months after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment. In the event that a subsidiary ceases to be a subsidiary of the Association, the employment of all of its employees who are not immediately thereafter employees of the Association shall be deemed to terminate upon the date such subsidiary so ceases to be a subsidiary of the Association.

(b) Disability.

     In the event that any Optionee's employment by the Association shall terminate as the result of the Permanent and Total disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

(c) Death.

     In the event of the death of any Optionee, any Incentive Stock Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to three (3) months after the date of death of such Optionee (or such later period not exceeding one (1) year to which the Committee may, in its discretion, extend such period), but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 8(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of. his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time.

(d) Incentive Stock Options Deemed Exercisable.

     For purposes of Sections 8(a), 8(b) and 8(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of the termination of his employment if, but for the requirement of serial exercise set forth in Section 7(e) hereof, any such Incentive Stock Option would have been exercisable at such date of termination of employment. Any exercise of any Incentive Stock Option granted pursuant to the Plan which is considered exercisable pursuant to this Section 8(d) shall nevertheless be subject to the provisions and restrictions contained in Section 7(e) hereof.

(e) Termination of Incentive Stock Options.

     To the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment by the Association terminates shall not have been exercised within the applicable period set forth in this Section 9, any such Incentive Stock Option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

9. Effect of Termination of Employment, Disability or Death on Non-Incentive Stock Options. The terms and conditions of Non-Incentive Stock Options relating to the effect of the termination of an Optionee's employment, disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination. The Board shall make such determination regarding Options granted to members of the Committee pursuant to Section 4 (a) (ii) hereof within two weeks after the date of termination.

10. Right of Repurchase and Restrictions on Disposition. The Committee, in its sole discretion, or the Board, acting pursuant to Section 4 (a) (ii), may include, as a term of any Incentive Stock Option, the right (the "Repurchase Right"), but not the obligation, to repurchase all or any amount of the Shares acquired by an Optionee pursuant to the exercise of any such Options. The intent of the Repurchase right is to encourage the continued employment of the Optionee. The Repurchase Right shall provide for; among other things, a specified duration of the Repurchase Right, a specified price per Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Shares by the Optionee during the period of the Repurchase Right. The Repurchase Right may permit the Association to transfer or, assign, such right to another party. The Association may exercise the Repurchase Right only to the extent permitted by applicable law.

11. Stock Appreciation Rights. A Stock Appreciation Right shall upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion, or the Board, acting pursuant to Section 4 (a)(ii), shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Shares on date of exercise) shall equal (as nearly as possible it being understood that the Association shall not issue any fractional shares) the amount by which the fair market value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be related to an Option or may be granted independently of any Option as the Committee or the Board, as the case may be, shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 7 hereof as Established Related Stock Appreciation Right were an Incentive Stock Option. In the case of Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option any Related Stock Appreciation Right shall terminate to the extent to the Shares with respect to which the Related Option was exercised or terminated.

12. Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions.

         (a) Adjustment.

                  Subject to any required action by the shareholders of the Association, the aggregate number of shares of Common Stock for which stock options may be granted hereunder the number of shares of Common Stock covered by each outstanding stock option, and the exercise price per share of Common Stock of each such stock option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt of consideration by the Association.

          (b) Change in Control.

                 All outstanding options shall become immediately exercisable in the event of change in control or imminent change in control of the Association, as determined by the Committee. For purposes of this Section, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Association; (ii) the execution of an agreement for a merger or recapitalization of the Association or any merger or recapitalization whereby the Association is not the surviving entity; (iii) a change of control of the Association, as otherwise defined or determined by the Federal Home Loan Bank Board or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13 (d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) of ten percent (10%) or more of the outstanding voting securities of the Association by any person, trust, entity or group.

         (c) Extraordinary Corporate Action.

                 Subject to any required action by the shareholders of the Association, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, or the Board, acting pursuant to Section 4 (a) (ii), shall have the power, prior or subsequent to such action or event to:

              (i) appropriately adjust the number of shares of Common Stock subject to each stock option, the exercise price per share of Common Stock, and the consideration to be given or received by the Association upon the exercise of any outstanding Option;

              (ii) cancel any or all previously granted Options, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

             (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, or the Board, acting pursuant to
         Section  4  (a)  (ii)  deems  necessary,   desirable,   appropriate  or
         advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422A of the Code.

                  Except as expressly provided in Section 12(a) and 12(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 12.

         (d) Acceleration.

                  The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan. In no event, however, will such action permit Participants to exercise Incentive Stock Options in an order other than provided in Section 7(e). The Board shall have such power when it acts to grant Options to members of the Committee.

13. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee or the Board, acting pursuant to Section 4, makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

14. Effective Date. The Plan shall become effective upon the completion of the Association's conversion from mutual to stock form. Options may be granted prior to ratification of the Plan by the stockholders if the exercise of such Options is subject to such stockholder ratification.

15. Approval by Shareholders. The Plan shall be approved by stockholders of the Association within twelve (12) months before or after the date it becomes effective.

 16. Modification of Options. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 17 hereof. The Board may make such modifications, extensions or renewals directly regarding Options it may grant to members of the Committee.

17.      Amendment and Termination of the Plan.

         (a) Action by the Board.

                  The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 12) the maximum number of shares permitted to be optioned under the Plan, materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the shareholders of the Association.

         (b) Change in Applicable Law.

                  Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Incentive Stock Option unlawful or subject the Association to any penalty, the Committee or the Board, acting pursuant to Section 4, may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

18. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed.

     The inability of the Association to obtain from any regulatory body or authority deemed by the Association's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Association of any liability in respect of the non-issuance or sale of such Shares.

     As a condition to the exercise of an Option, the Association may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

19. Reservation of Shares. During the term of the Plan the Association will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

20. Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Association by reason of the Plan or the grant of any Incentive or Non-Incentive Stock Option to him under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Incentive or Non-Incentive Stock Option hereunder and there shall be no required funding of amounts which may become payable to any participant.

21. Withholding-Tax. The Association shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option of Stock Appreciation Right pursuant to the Plan, the Association shall have the right to require the Participant or such other person to pay the Association the amount of any taxes which the Association is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

22. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                  EXHIBIT 10.2

                              YORK FINANCIAL CORP.

                              (THE HOLDING COMPANY
                                       FOR
                    YORK FEDERAL SAVINGS AND LOAN ASSOCIATION
                               YORK, PENNSYLVANIA)

                      1992 STOCK OPTION AND INCENTIVE PLAN

1. Purpose of the Plan. The Plan shall be known as the York Financial Corp. 1992 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel as officers and employees and to provide additional incentive to employees of York Financial Corp. (the "Corporation") or any present or future parent or subsidiary of the Corporation and to promote the success of the business. The Plan is intended to provide for the grant of "Incentive Stock Options", within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each and every one of the provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

2.   Definitions. As used herein, the following definitions shall apply.

     (a) "Association" shall mean York Federal Savings and Loan Association.

     (b) "Award" means the grant by the Committee of an Incentive Stock Option, a Non-Incentive Stock Option or a Stock Appreciation Right, or any combination thereof, as provided in the Plan.

     (c) "Board" shall mean the Board of Directors of the Corporation.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Common Stock" shall mean common stock, $1.00 par value per share, of the Corporation.

     (f) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

     (g) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Corporation or any present or future Parent or Subsidiary of the Corporation. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its Parent, its Subsidiaries or a successor.

     (h) "Corporation" shall mean York Financial Corp. a holding company.

     (i) "Effective Date" shall mean the date specified in Section 15 hereof.

     (j) "Employee" shall mean any person employed by the Corporation or any present or future Parent or Subsidiary of the Corporation.

     (k) "Incentive Stock Option" or "ISO" means an option to purchase Shares granted by the Committee pursuant to Section 7 hereof which is subject to the limitations and restrictions of Section 7 hereof and is intended to qualify under Section 422 of the Code.

     (1) "Non-Incentive Stock Option" or "Non-ISO" means an option to purchase Shares granted by the Committee pursuant to Section 8, which option is not intended to qualify under Section 422 of the Code.

     (m) "Option" shall mean an Incentive or Non-Incentive Stock Option granted pursuant to this Plan.

     (n) "Optioned Stock" shall mean stock subject to an Option granted pursuant to the Plan.

     (o) "Optionee" shall mean any person who receives an Option.

     (p) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsections 425(e) and (g) of the Code.

     (q) "Participant" means any officer or key employee of the Corporation or any Parent or Subsidiary of the Corporation or any other person providing a service to the Corporation who is selected by the Committee to receive an Award.

     (r) "Plan" shall mean the York Financial Corp. 1992 Stock Option and Incentive Plan.

     (s) "Related" means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent excercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.

     (t) "Share" shall mean one share of the Common Stock.

     (u) "Stock, Appreciation Right" means a stock appreciation right with respect to Shares granted by the Committee pursuant to Section 11 hereof.

     (v) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 425(1) and (g) of the Code.

3. Shares Subject to the Plan. Except as otherwise required by the provisions of
Section 13 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 128,336 shares. Such Shares may either be authorized but unissued or treasury shares.

     Shares which are subject to Stock Appreciation Rights and other related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

4.    Administration of the Plan.

     (a) Composition of the Committee.

     The Plan shall be administered by the Committee consisting of at least two directors of the Corporation appointed by the Board Officers, key employees and other persons who are designated by the Committee shall be eligible to receive Awards under the Plan, and all persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 as amended.

         A "disinterested person" is an administrator who at the time he exercises discretion in administering the Plan has not, at any time within one year prior thereto, received a discretionary grant or award pursuant to any stock option plan of the Corporation or any of its affiliates.

         (b)      Powers of the Committee.

     The Committee is authorized (but only to the extent not contrary to the expressed provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board firm time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

     The Chairman of the Corporation and such other officers as shall be designated by the Committee are hereby authorized to execute instruments evidencing Awards on behalf of the Corporation and to cause them to be delivered to the Participants.

     (c) Effect of Committee's Decision.

     All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

5.    Eligibility.

     (a) Awards may be granted to officers, key employees and other persons. The Committee shall from time to time determine the officers, key employees and other persons who shall be granted Options or Awards under the Plan, the number to be granted to each such officers, key employees and other persons under the Plan, and whether Options granted to each such Participant under the Plan shall be Incentive and/or Non-Incentive Stock Options. In selecting Participants and in determining the number of shares of Common Stock to be granted to each such Participant pursuant to each Award granted under the Plan, the Committee may consider the nature of the services rendered by each such Participant, each such Participant's current and potential contribution to the Corporation, and such other factors as the Committee may, in its sole discretion, deem relevant. Officers, key employees or other persons who have been granted an Award may, if otherwise eligible, be granted additional Options or Awards.

     (b) The aggregate fair market value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during the calendar year in which they are first exercisable (under all Incentive Stock Option plans, as defined in Section 422 of the Code, of the Corporation or any present or future Parent or Subsidiary of the Corporation) shall not exceed $100,000. Notwithstanding the prior provisions of this Section 5, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422 of the Code.

6. Term of Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Section 18. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

7. Terms and Conditions of Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

     (a) Option Plan.

                  (i) The price per share at which each Incentive Stock Option granted under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted. For such purposes, the price will be the closing price on such date.

                  (ii) In the case of an Employee who owns Common Stock representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option price shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

     (b) Payment.

     Full payment for each share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), bank check, Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Corporation shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Corporation, and no Optionee shall have any of the rights of a shareholder of the Corporation until shares of Common Stock are issued to him.

     (c) Term of Incentive Stock Option.

     The term of each Incentive Stock Option granted pursuant to the Plan shall be tot more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than 10% of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five
(5) years.

     (d) Exercise Generally.

     Except as otherwise provided in Section 9 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in the employ of the Corporation at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option under
Section 422 of the Code.

     (e) Transferability.

     Any Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

8. Terms and Conditions of Non-Incentive Stock Options. Each Non-Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each and every Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

     (a) Option Price.

     The exercise price per share of Common Stock for each Non-Incentive Stock Option granted pursuant to the Plan, other than Options granted under Section 7(a) of the Plan, shall be such price as the Committee may determine in its sole discretion.

     (b) Payment.

     Full payment for each share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), bank check, Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Corporation shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefor has been received by the Corporation and no Optionee shall have any of the rights of a shareholder of the Corporation until the shares of Common Stock are issued to him.

     (c) Term.

     The term of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted.

     (d) Exercise Generally.

     The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan.

     (e) Transferability.

     Any Non-Incentive Stock Option granted pursuant to the Plan shall be exercised during any Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

9. Effect of Termination of Employment. Disability or Death on Incentive Stock Options.

     (a) Termination of Employment.

     In the event that any Optionee's employment by the Corporation shall terminate for any reason, other than Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code) or death, all of any such Optionee's Incentive Stock Options, and all of any such Optionee's rights to purchase or receive shares of Common Stock pursuant thereto, shall automatically terminate on the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the expiration of not more than three (3) months after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment. In the event that a subsidiary ceases to be a subsidiary of the Corporation, the employment of all of its employees who are not immediately thereafter employees of the Corporation shall be deemed to terminate upon the date such subsidiary so ceases to be a subsidiary of the Corporation.

     (b) Disability.

     In the event that any Optionee's employment by the Corporation shall terminate as the result of the Permanent and Total Disability of such Optionee, such Optionee may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

     (c) Death.

     In the event of the death of any Optionee, any Incentive Stock Options granted to any such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time or to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of death of such Optionee but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 9(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time.

     (d) Incentive Stock Options Deemed Exercisable.

     For purposes of Sections 9(a), 9(b) and 9(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of the termination of his employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment.

     (e) Termination of Incentive Stock Options.

     To the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment by the Corporation terminates shall not have been exercised within the applicable period set forth in this Section 9, any such Incentive Stock Option, and all rights to purchase or receive shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

10. Effect of Termination of Employment, Disability or Death on Non-Incentive Stock Options. The terms and conditions of Non-Incentive Stock Options relating to the effect of the termination of an Optionee's employment, disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination.

11. Right of Repurchase and Restrictions on Disposition. The Committee, in its sole discretion, may include, as a team of any Incentive Stock Option or Non-Incentive Stock Option, the right (the "Repurchase Right"), but not the obligation, to repurchase all or any amount of the Shares acquired by an Optionee pursuant to the exercise of any such Options. The intent of the Repurchase Right is to encourage the continued employment of the Optionee. The Repurchase Right shall provide for, among other things, a specified duration of the Repurchase Right, a specified price per Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Shares by the Optionee during the period of the Repurchase Right. The Repurchase Right may permit the Corporation to transfer or assign such right to another party. The Corporation may exercise the Repurchase Right only to the extent permitted by applicable law.

12. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the fair market value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be related to an Option or may be granted independently of any Option as the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 7 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent to which the Shares with respect to which the Related Option was exercised or terminated.

13. Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions.

     (a) Adjustment.

     Subject to any required action by the shareholders of the Corporation, the aggregate number of shares of Common Stock for which stock options may be granted hereunder, the number of shares of Common Stock covered by each outstanding stock option, and the exercise price per share of Common Stock of each such stock option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without the receipt of consideration by the Corporation.

     (b) Change in Control.

     All outstanding Stock Options shall become immediately exercisable in the event of a change in control or imminent change in control of the Corporation, as determined by a Committee. In the event of such a change in control or imminent change in control, the Optionee shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the fair market value of the Common Stock subject to any Incentive or Non-Incentive Stock Option over the Option Price of such shares, in exchange for the surrender of such Options by the Optionee on that date. For purposes of this Section, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Corporation; (ii) the execution of an agreement for a merger or recapitalization of the Corporation or any merger or recapitalization whereby the Corporation is not the surviving entity; (iii) a change in control of the Corporation, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) of ten percent (10%) or more of the outstanding voting securities of the Corporation by any person, trust, entity or group. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. For purposes of this Section, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of the Corporation. The decision of the Committee as to whether a change in control or imminent change in control has occurred shall be conclusive and binding.

     (c) Extraordinary Corporate Action.

     Subject to any required action by the shareholders of the Corporation, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

     (i) appropriately adjust the number of shares of Common Stock subject to each stock option, the exercise price per share of Common Stock, and the consideration to be given or received by the Corporation upon the exercise of any outstanding Option;

     (ii)  cancel  any  or  all  previously   granted  Options,   provided  that
appropriate  consideration  is paid to the  Optionee  in  connection  therewith;
and/or

     (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code.

     Except as expressly provided in Section 13(a) and 13(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 13.

     (d) Acceleration.

     The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

14. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such

15. Effective Date. The Plan shall become effective on September 18, 1992. Options may be granted prior to ratification of the Plan by the stockholders if the exercise of such Options is subject to such stockholder ratification.

16. Approval of Stockholders. The Plan shall be approved by stockholders of the Corporation within twelve (12) months before or after the date it becomes effective.

17. Modification of Options. At any time and from time to time, the Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 18 hereof.

18. Amendment and Termination of the Plan.

     (a) Action of the Board.

     The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13) the maximum number of shares permitted to be optioned under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the shareholders of the Corporation.

     (b) Change in Applicable Law.

     Notwithstanding any other provision contained in the Plan, in the event of a change in any Federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Incentive and/or Non-Incentive Stock Option unlawful or subject the Corporation to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

19. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed.

     The inability of the Corporation to obtain from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability with respect to the nonissuance of such Shares.

     As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

20. Reservation of Shares. During the term of the Plan, the Corporation will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

21. Unsecured Obligation. No Participant under the Plan shall have any interest in any fund or special asset of the Corporation by reason of the Plan or the grant of any Incentive or Non-Incentive

Stock Option to him/her under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Incentive or Non-Incentive Stock Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

22. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Stock Appreciation Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

23. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that Federal law shall be deemed to apply.

                                  EXHIBIT 10.3

                              YORK FINANCIAL CORP.

               1992 NON-INCENTIVE STOCK OPTION PLAN FOR DIRECTORS

I.        Purpose

The purpose of the York Financial Corp. Non-Incentive Stock Option Plan for Directors (the "Directors' Option Plan" or "Plan") is to promote the growth and profitability of York Financial Corp. (the "Holding Company") and York Federal Savings and Loan Association (the "Association"), its wholly-owned subsidiary, and to provide outside directors of the Holding Company with an incentive to achieve long-term objectives of the Holding Company, attract and retain non-employee directors of outstanding competence and to provide such outside directors with an opportunity to acquire an equity interest in the Holding Company.

II.       Grant of Options

     (A) Initial Grant to Current Directors. Each director as of October 1 of each year (for purposes of this Directors' Option Plan the term "Director" shall mean a member of the Board of Directors of the Holding Company) is eligible to be granted non-tax qualified stock options to purchase shares of the Common Stock ("Common Stock") subject to adjustment as provided in Section IV. Each Director as of each October 1 subsequent to the date of adoption of the Plan by the Board of Directors shall receive immediately exercisable, non-tax qualified stock options to purchase 2500 shares per year, to the extent shares reserved pursuant to this Plan are available. The purchase price per share of the Common Stock deliverable upon the exercise of each non-tax qualified stock option shall be the fair market value of the Common Stock on the date of grant.

     (B) Fair Market Value. For purposes of this Directors' Option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the reported closing price of the Common Stock as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ NMS") or such other national securities exchange on which the shares are traded on the last business day before the date of grant.

III.      Terms and Conditions

     (A) Self-Administration. The grant of options under the Plan shall be made pursuant to Section II(A). Accordingly, the Plan should be deemed to be self-administered under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     (B) Option Agreement. Each option shall be evidenced by a written option agreement between the Holding Company and the Director specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

     (C) Termination of Option. Each option shall expire (i) one hundred and twenty (120) months following the date of grant. If the Director dies before fully exercising any portion of an option then exercisable, such option may be exercised by such Director's personal representative(s), heir(s) or devisee(s) at any time within the one (1) year period following his or her death; provided, however, that in no event shall the option be exercisable more than one hundred and twenty (120) months after the date grant. If the Director is terminated for cause all options awarded to him shall expire upon such termination.

     (D) Manner of Exercise. The option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President of the Holding Company. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or by such other means as determined by the Board of Directors.

     (E) Transferability. Each option granted hereby may be exercised only by the Director to whom it is issued or in the event of the Director's death, his or her personal representative(s), heir(s) or devisee(s) pursuant to the terms of Section III(C).

     (F) Change of Control. In the event of such a change in control or immanent change in control of the Holding Company, the recipient of an option hereunder shall be entitled to receive cash in an amount equal to the fair market value of the Common Stock subject to any option over a option such shares, in exchange for the surrender of such options by the optionee on that date. For purposes of this Section, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Holding Company; (ii) the execution of an agreement for a merger or recapitalization of the Holding Company or any merger or recapitalization whereby the Holding Company is not the surviving entity; (iii) a change in control of the Holding Company, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it or, if applicable, by any other applicable bank regulatory agency; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) of ten percent (10%) or more of the outstanding voting securities of the Holding Company by any person, trust, entity or group. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. For purposes of this Section, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of the Holding Company.

IV. Common Stock Subject to the Directors' Option Plan

     The shares which shall be issued and delivered upon exercise of options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Holding Company as treasury stock. The number of shares of Common Stock reserved for issuance under this Directors' Option Plan shall not exceed 60,000 shares of the Common Stock of the Holding. Company, par value $1.00 per share, subject to adjustments pursuant to this Section IV. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under this Directors' Option Plan.

     In the event of any change or changes in the outstanding Common Stock by reason of a stock dividend or split, recapitalization, reorganization, merger, consolidation, split-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Holding Company, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted or to be granted under this Directors' Option Plan, and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to a Director under this Directors' Option Plan.

V.   Effective Date of the Plan; Shareholder Ratification

     The Directors' Option Plan was adopted by the Board of Directors on September 18,1992 and shall become effective upon ratification by stockholders of the Holding Company at the first annual or special meeting of stockholders held after adoption of the Plan by the Board of Directors. Following the adoption by the Board of Directors, this Directors' Option Plan shall be presented to shareholders of the Company for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; and (ii) maintaining listing on the NASDAQ NMS or such other national securities exchange on which the Common Stock is traded; provided, however, that the failure to obtain shareholder ratification will not effect the validity of the Plan and the options granted thereunder.

VI.  Termination of the Plan

     The right to grant options under this Directors' Option Plan will terminate upon the earlier of ten years after the Effective Date of the Plan, the issuance of the Common Stock or exercise of options equal to the maximum number of shares of Common Stock reserved for under this Plan. A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate this Plan; provided, however, no such termination shall, without the consent of the affected individual, affect such individual's rights under a previously granted option.

VII. Applicable Law

     The Plan will be administered in accordance with the laws of the Commonwealth of Pennsylvania to the extent not superseded by Federal law.

                                  EXHIBIT 10.4

                              YORK FINANCIAL CORP.

               1995 NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS

I.   Purpose

     The purpose of the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors (the "Directors' Option Plan" or "Plan") is to promote the growth and profitability of York Financial Corp. (the "Holding Company") and York Federal Savings and Loan Association (the "Association"), its wholly-owned subsidiary, and to provide directors of the Holding Company with an incentive to achieve long-term objectives of the Holding Company, attract and retain directors of outstanding competence and to provide such directors with an opportunity to acquire an equity interest in the Holding Company.

II.  Grant of Options

     (A) Initial Grants. Upon the effective date of the Plan (as set forth in Section V hereof), each Director shall receive a grant of an immediately exercisable non-tax qualified stock option covering 15,000 shares of the Common Stock of the Holding Company (the "Common Stock") at an exercise price equal to 100% of the Fair Market Value of the Common Stock. For purposes of the Plan, "Director" shall mean a member of the Board of Directors of the Holding Company, including any director who is an employee of the Holding Company.

     (B) Grants Current Directors. Each Director as of each October 1 subsequent to the date of adoption of the Plan by the Board of Directors shall receive an immediately exercisable, nontax qualified stock option to purchase 2,500 shares per year to the extent shares reserved pursuant to this Plan are available at an exercise price equal to 100% of the Fair Market Value of the Common Stock.

     (C) Fair Market Value. For purposes of this Directors' Option Plan, when used in connection with Common Stock on a certain date, "Fair Market Value" means the reported closing price of the Common Stock on the Nasdaq Stock Market or such other national securities exchange on which the shares are traded on the last business day before the date of grant.

III. Terms and Conditions

     (A) Self-Administration. The grant of options under the Plan shall be made pursuant to Section 11. Accordingly, the Plan should be deemed to be self-administered under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     (B) Option Agreement. Each option shall be evidenced by a written option agreement between the Holding Company and the Director specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions which are not inconsistent with the terms of this grant.

     (C) Termination of Option.  Each option shall expire one hundred and twenty
(120) months following the date of grant. If the Director dies before fully exercising any portion of as option then exercisable, such option may be exercised by such Director's personal representative(s), heir(s) or devisee(s) at any time within the one (1) year period following his or her death; provided, however, that in no event shall the option be exercisable more than one hundred and twenty (120) months after the date grant. If the Director is terminated for cause, all options awarded to him shall expire upon such termination.

     (D) Manner of Exercise. The option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President of the Holding Company. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or by such other means as determined by the Board of Directors.

     (E) Transferability. Each option granted hereby may be exercised only by the Director to whom it is issued or in the event of the Director's death, his or her personal representative(s), heir(s) or devisee(s) pursuant to the terms of Section III(C).

     (F) Change of Control. In the event of a change in control or imminent change in control of the Holding Company, the recipient of an option hereunder shall be entitled to receive cash in an amount equal to the fair market value of the Common Stock subject to any option over the option price of such shares, in exchange for the surrender of such options by the optionee on that date. For purposes of this Section, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Holding Company; (ii) the execution of an agreement for a merger or capitalization of the Holding Company or any merger or recapitalization whereby the Holding Company is not the surviving entity; (iii) a change in control of the Holding Company, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it or, if applicable, by any other applicable bank regulatory agency; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) of ten percent (10%) or more of the outstanding voting securities of the Holding Company by any person, trust, entity or group. The term "person' refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of. entity not specifically listed herein. For purposes of this Section, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or persons acting as a group, to acquire control of the Holding Company.

IV.  Common Stock Subject to the Directors' Option Plan

     The shares which shall be issued and delivered upon exercise of options granted under the Directors' Option Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Holding Company as treasury stock. The number of shares of Common Stock reserved for issuance under this Directors' Option Plan shall not exceed 300,000 shares of the Common Stock of the Holding Company, par value $1.00 per share, subject to adjustments pursuant to this Section IV. Any shares of Common Stock subject to an option which for any reason either terminates unexercised or expires, shall again be available for issuance under this Directors' Option Plan.

     In the event of any change or changes in the outstanding Common Stock by reason of a stock dividend or split, recapitalization, reorganization, merger, consolidation, split-off, combination or any similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Holding Company, the number of shares of Common Stock which may be issued under this Directors' Option Plan, the number of shares of Common Stock subject to options granted or to be granted under this Directors' Option Plan, and the option price of such options, shall be automatically adjusted to prevent dilution or enlargement of the rights granted to a Director under this Directors' Option Plan.

V.   Effective Date of the Plan; Shareholder Ratification

     The Directors' Option Plan was effective upon adoption by the Board of Directors on January 6, 1995, subject to shareholder approval. This Directors' Option Plan shall be presented to shareholders of the Holding Company at the first annual meeting of shareholders following the effective date for ratification for purposes of (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; and (ii) maintaining listing on the Nasdaq Stock Market or such other national securities exchange on which the Common Stock is traded.

VI.      Amendment; Termination of the Plan

The Board of Directors of the Holding Company may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply. The right to grant options under this Directors' Option Plan will terminate upon the earlier of ten years after the Effective Date of the Plan, or upon the issuance of the Common Stock or exercise of options equal to the maximum number of shares of Common Stock reserved for issuance under this Plan. A majority of the outstanding shares of the Common Stock entitled to vote is required to terminate this Plan; provided, however, no such termination shall, without the consent of the affected individual, affect such individual's rights under a previously granted option.

VII.     Applicable Law

     The Plan will be administered in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not superseded by Federal law.

                                  EXHIBIT 23.2


                         CONSENT OF ARTHUR ANDERSEN LLP

[Letterhead of Arthur Anserson]







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation in this registration statement of our report dated January 19, 2000 included in Harris Financial, Inc.'s Form 10-K for the year ended December 31, 1999.


                                                /s/ Arthur Anderson LLP

Lancaster, PA
December 13, 2000